$783,200,000

                    RESIDENTIAL ASSET SECURITIES CORPORATION
                                    DEPOSITOR

                           RASC SERIES 2005-EMX1 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

          HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                SERIES 2005-EMX1


                         Supplement dated March 28, 2005
                                       to
                    Prospectus Supplement dated March 1, 2005
                                       to
                       Prospectus dated December 22, 2004
                   ___________________________________________

        The prospectus supplement is hereby revised as follows:

        On cover of the prospectus supplement, the underwriter information on the bottom of the page is revised in its entirety as:

GMAC RFC SECURITIES                             BANC OF AMERICA SECURITIES LLC
(Joint Lead Manager and Joint Book Runner)    (Joint Lead Manager and Joint
                                                        Book Runner)

                                    CITIGROUP
                                  (Co-Manager)


        This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

        Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days following the date hereof.